UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2013

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 25, 2013, we amended and restated our bylaws in order to add a clarification to the end of Article III, Section 2, that such provision is the exclusive means of fixing the number of directors. The amended and restated bylaws are attached to this Current Report as Exhibit 3.1.

Item 8.01	Other Events.

Class A, W and I Share Redemption Program

Effective September 25, 2013, we amended and restated our Class A, W and I share redemption program to (a) add a clarification that there may be a delay between a stockholder’s decision to redeem and the execution date caused by time necessary for the stockholder to put a redemption request in “good order,” which means, for these purposes, that all required information has been completed and all proper signatures have been provided, and (b) amend the provisions regarding short-term trading discounts in order to increase our ability to waive the short-term trading discount in contexts where it is likely that portfolio rebalancing is the reason for the short-term trading. As amended, the short-term trading discount may not apply to transactions initiated by the trustee or adviser to a donor-advised charitable gift fund, collective trust fund, common trust fund, fund of fund(s) or other institutional accounts, strategy funds or programs if we determine, in our sole discretion, such account, fund or program has an investment strategy or policy that is reasonably likely to control short-term trading. Further, shares of our common stock may be sold to certain employer sponsored plans, bank or trust company accounts and accounts of certain financial institutions or intermediaries for which we may not apply the redemption discount to underlying stockholders, often because of administrative or systems limitations. The Amended and Restated Class A, W and I Share Redemption Program is attached to this Current Report as Exhibit 99.1.

Developments Relating to Our Third Quarter Redemptions

Under our Class E share redemption program (the “Class E SRP”) that is currently in effect, funds for redemptions made at the end of each quarter are generally limited to an amount equal to (i) funds received from the sale of Class E shares under our distribution reinvestment plan during such calendar quarter, plus (ii) 50% of the difference between (a) the proceeds (net of sales commissions) received by us from the sale of Class A, Class W and Class I shares in our public primary offering and under our distribution reinvestment plan during the most recently completed calendar quarter, and (b) the dollar amount used to redeem Class A, Class W and Class I shares during the most recently completed calendar quarter pursuant to the Class A, W and I share redemption program, less (iii) funds used for redemptions of Class E shares in the most recently completed quarter in excess of such quarter’s applicable redemption cap due to qualifying death or disability requests of a stockholder during such calendar quarter. However, our board of directors may from time to time, but is not obligated to, authorize funds for redemptions of Class E shares in greater or lower amounts. In particular, our board of directors intends to make an additional $5.0 million available for Class E share redemptions made at the end of the third quarter of 2013. We are not obligated to redeem shares of our common stock under the Class E SRP. The foregoing limitation is referred to as the “Quarterly Redemption Cap.”

The Quarterly Redemption Cap applicable to redemption requests in the third quarter of 2013 is expected to be approximately $10.9 million (the “Third Quarter Redemption Cap”), which includes the additional $5.0 million the board of directors intends to make available. Through September 15, 2013 (the “Deadline”), the last day for third quarter 2013 redemption requests to be submitted under the Class E SRP, we had received requests to redeem approximately 14.0 million shares of common stock (the “Total Third Quarter Redemption Requests”), approximately 529,000 of which are for qualifying death and disability redemption requests. Based on application of the Third Quarter Redemption Cap, we expect that requesting stockholders whose requests were received on or before the Deadline will be redeemed pro rata.

Based on the September 25, 2013 NAV of $6.86 per Class E share, we expect to redeem, for the third quarter of 2013, approximately 15% of the Class E shares requested to be redeemed on or before the Deadline, including all shares requested pursuant to qualifying death and disability requests. We expect that Class E shares requested to be redeemed on or before the Deadline pursuant to requests other than qualifying death and disability requests will be satisfied on a pro rata basis and that approximately 11% of such shares (the “Pro Rata Percentage”) will be redeemed. The actual Pro Rata Percentage of redemptions will be determined, in part, based on the NAV per share on September 30, 2013 pursuant to the terms of the

Class E SRP. A copy of the Class E SRP was mailed to stockholders, was included as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2012, and is also available on our web site at www.dividendcapitaldiversified.com. In accordance with the Class E SRP, any portion of a redemption request of a stockholder that is not honored will be deemed automatically withdrawn, and any such stockholder may resubmit a request in a subsequent quarter (subject to the applicable Quarterly Redemption Cap and all other terms and conditions of the Class E SRP). We will not retain redemption requests that are not honored.

The Third Quarter Redemption Cap, Total Third Quarter Redemption Requests and Pro Rata Percentage are preliminary figures that are subject to change. Pursuant to the terms of the Class E SRP, stockholders who submitted timely redemption requests may withdraw their requests, in whole or in part, by submitting a written request that we receive on or before September 30, 2013. In addition, any stockholder who has requested redemption and is a participant in our distribution reinvestment plan will remain a participant in the distribution reinvestment plan unless we receive written notice terminating the stockholder’s participation in accordance with the distribution reinvestment plan. Any stockholder that wishes to withdraw a redemption request or terminate their participation in the distribution reinvestment plan should submit the same in writing to:

Dividend Capital Diversified Property Fund Inc.

c/o DST Systems, Inc.

430 West 7th Street, Suite 219079

Kansas City, MO 64105.

Forward-Looking Statements

This current report includes “forward-looking statements” regarding redemptions under the Company’s Class E SRP. These statements are based on certain assumptions and analyses made by the Company in light of the Company’s experience and the Company’s perception of current conditions, expected future developments and other factors the Company believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause the Third Quarter Redemption Cap, Total Third Quarter Redemption Requests and Pro Rata Percentage to vary are future sales and redemptions of the Company’s shares of common stock and whether the Company’s board of directors authorizes funds for redemptions of Class E shares in greater or lower amounts than the standard Quarterly Redemption Cap. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Fourth Amended and Restated Bylaws *

99.1	Amended and Restated Class A, W and I Share Redemption Program *

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund Inc.

September 26, 2013

	By:	/S/ M. KIRK SCOTT
M. Kirk Scott

Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	Fourth Amended and Restated Bylaws *

99.1	Amended and Restated Class A, W and I Share Redemption Program *

*	Filed herewith.